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                                                                    Exhibit 23.2


                      [LETTERHEAD OF REVICO GRANT THORNTON]

                        CONSENT OF INDEPENDENT ACCOUNTANT

     We have issued our report dated June 1, 2001, accompanying the financial statements of Eimo Oyj and subsidiaries contained in the Post-Effective Amendment No. 2 to the Registration Statement on Form F-4. We consent to the use of the aforementioned report on the Form S-8 dated March 20, 2002, and to the use of our name as it appears under the caption "Interests of Named Experts and Counsel."

Grant Thornton Finland

/s/ Grant Thornton Finland
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Helsinki, Finland
March 20, 2002